AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 1997

                                                     REGISTRATION NO. 333-_____

-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             RAVEN INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

        SOUTH DAKOTA                                         46-0246171
(State or other jurisdiction                             (I.R.S. employer
of incorporation or organization)                      identification number)

                               205 EAST 6TH STREET
                                  P.O. BOX 5107
                           SIOUX FALLS, SD 57117-5107
                                 (605) 336-2750
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              DAVID A. CHRISTENSEN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             RAVEN INDUSTRIES, INC.
                               205 EAST 6TH STREET
                                  P.O. BOX 5107
                           SIOUX FALLS, SD 57117-5107
                                 (605) 336-2750
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 WITH COPIES TO:
                             William M. Mower, Esq.
                       Maslon Edelman Borman & Brand, PLLP
                               3300 Norwest Center
                        Minneapolis, Minnesota 55402-4140
                                 (612) 672-8200

         APPROXIMATE DATE OF THE COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                               PROPOSED              PROPOSED
                                                               MAXIMUM                MAXIMUM
                                                          AGGREGATE OFFERING         AGGREGATE
      TITLE OF EACH CLASS OF           AMOUNT TO BE           PRICE PER              OFFERING            AMOUNT OF
    SECURITIES TO BE REGISTERED         REGISTERED           SHARE (1)(2)          PRICE (1)(2)       REGISTRATION FEE
    ---------------------------         ----------           ------------          ------------       ----------------
Common Stock, $1.00 par value          93,701 Shares            $22.50             $2,108,272.50          $638.87


(1)      Estimated solely for the purpose of calculating the registration fee.

(2) Calculated pursuant to Rule 457(c) and Rule 457(o) under the Securities Act of 1933 based upon the average of the high and low trading prices on April 29, 1997, as reported on the Nasdaq National Market.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.



Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                    SUBJECT TO COMPLETION; DATED MAY 1, 1997

PROSPECTUS

                             Raven Industries, Inc.
                          93,701 SHARES OF COMMON STOCK


           This Prospectus relates to 93,701 shares of Common Stock of Raven Industries, Inc. (the "Company") being sold by certain shareholders (the "Selling Shareholders") of the Company. The Company will receive no proceeds from the sale of the Common Stock.

           The Common Stock is listed on the Nasdaq National Market under the symbol "RAVN." On April 29, 1997, the last sale price for the Common Stock as reported on the Nasdaq National Market was $22.50.

           SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR A DESCRIPTION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY INVESTORS BEFORE PURCHASING THE SECURITIES OFFERED HEREBY.



            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
            SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
            COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
                THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ------------------------------------


                   The date of this Prospectus is May , 1997.



                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS AND INCORPORATES BY REFERENCE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED UNDER THE HEADING "RISK FACTORS," WHICH PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER.

                                   THE COMPANY

         Raven Industries, Inc. ("Raven" or the "Company") began operations as a manufacturer of high-altitude research balloons. It has diversified over the years to supply specialized products for a number of markets, including industrial, recreation, agriculture, automotive and defense. The Company has three business segments: Electronics, Plastics and Sewn Products. Its headquarters are located in Sioux Falls, South Dakota, and it employs approximately 1,400 persons in eight states.

BUSINESS SEGMENTS

         Electronics - Historically, this segment has provided a variety of assemblies and controls to the U.S. Department of Defense and other defense contractors. The Company is expanding this segment's capabilities in contract electronics assembly for commercial customers to offset a decline in defense contracts. Assemblies manufactured by the Electronics segment include communication, computer and other products where high quality is critical. Flow control devices, used primarily for precision farming applications, are designed and produced within this business segment. These devices are also used for roadside and turf spraying. Management believes that acquisition of new technologies for height and depth control will expand the Company's capabilities to support precision farming in future years. The segment also builds and installs automated control systems for use in feedmills.

         Defense and other contract electronics assembly sales are made in response to competitive bid requests by defense agencies or other contractors. The level and nature of competition vary with the type of product, but the Company frequently competes with a number of assembly manufacturers on any given bid request. Home office personnel sell flow control devices directly to original equipment manufacturers (OEMs) and distributors. Company sales representatives sell automated systems directly to feedmills and bakeries. Considerable competition exists for feedmill business.

         Plastics - Products in this segment include heavy-duty sheeting for industrial and agricultural applications; fiberglass, polyethylene and dual-laminate tanks for industrial and agricultural use; high-altitude balloons for public and commercial research; and pick-up truck toppers sold in the small truck after-market. The Company's capability to produce dual-laminate tankage resulted from the acquisition of Norcore Plastics Inc., a Washington corporation ("Norcore") in January 1997.

         The Company sells plastic sheeting to distributors in each of the various markets it serves. The Company extrudes a significant portion of the film converted for its commercial products and believes it is one of the largest sheeting converters in the United States. A number of suppliers of sheeting compete with Raven on both price and product availability.

         Home office personnel and manufacturer's representatives sell storage tanks to OEMs and through distributors. Competition comes not only from many other plastic tank manufacturers, but also from manufacturers using other materials (aluminum and steel). The Company makes a number of custom fiberglass and dual-laminate products, but polyethylene tanks tend to be commodity products and subject to intense price competition.

         The Company sells research balloons directly to public agencies (usually funded by NASA) or commercial users. Demand is small but stable. Raven is the largest balloon supplier for high-altitude research in the United States.

         Pickup-truck toppers are sold throughout the United States, using a dealer network. The overall market for toppers, which declined in the late 1980s and early 1990s as alternatives to pickups with toppers, primarily minivans and sport-utility vehicles, increased in popularity, has recovered due to strong sales of pickup trucks. The number of topper manufacturers has fallen but is still substantial.

         Sewn Products - This segment produces and sells outerwear for a variety of recreational activities, including skiing, hunting and fishing. The segment also manufactures sport balloons principally for recreational use. Another major product is large inflatable devices, which enjoy a number of uses, such as parade floats and advertising media.

         Recreational outerwear is sold both to retailers through an independent sales representative network and by home office personnel to catalog retailers. There are many outerwear manufacturers in the United States and abroad and considerable competition exists. The Company competes successfully in the medium-to-higher priced range of the market where specialty fabrics such as Gore-Tex(R) are involved, emphasizing quality, service and manufacturing expertise.

         The segment sells balloons through a dealer network. Raven is the originator of modern hot-air ballooning and continues to be a leader in design and technical expertise. The Company believes it has approximately 40 percent of the United States hot-air balloon market, although others are able to compete with lower-cost products. Inflatables are sold directly to corporate customers and are subject to varying levels of competition. Generally, the more customized the product, the greater the Company's market share.

         The Company was incorporated as a South Dakota corporation in February 1956. The address and telephone number of its principal executive offices are 205 East 6th Street, Sioux Falls, SD 57117-5107, (605) 336-2750.



                                                          THE OFFERING

Common Stock Offered by Selling Shareholders.........  93,701 shares

Common Stock to be Outstanding after the Offering....  4,837,550 shares (1)

Use of Proceeds......................................  The Company will not receive any of the
                                                       proceeds from the sale of
                                                       the Common Stock by the
                                                       Selling Shareholders.

Nasdaq National Market Symbol........................  RAVN

-------------

(1) Does not include 285,100 shares issuable upon exercise of stock options outstanding on April 29, 1997.



                                  RISK FACTORS

         Each prospective investor should carefully consider the following factors, among others, prior to purchasing the Shares offered hereby.

SHARES ELIGIBLE FOR FUTURE SALE

         The sale, or availability for sale, of substantial amounts of Common Stock in the public market subsequent to this offering of Common Stock may adversely affect the prevailing market price of Common Stock and may impair the Company's ability to raise additional capital by the sale of its equity securities. The Company had 4,837,550 shares of Common Stock outstanding on April 29, 1997, of which 521,833 shares were held by executive officers and directors of the Company. In addition, as of April 29, 1997, the Company had 285,100 shares of Common Stock subject to outstanding options granted under its stock option plans.

COMPETITION

         The Company faces intense competition with a number of its products. The Company has been able to compete successfully by means of customization and product differentiation in the areas of quality, service and manufacturing expertise in marketing some of its products, such as recreational outerwear, hot-air balloons and electronics assemblies. In other markets, however, such as for plastic sheeting, flow control devices, pickup-truck toppers and storage tanks, the Company is subject to intense price and product availability competition.

DEPENDENCE ON KEY PERSONNEL

         The Company has been and is presently dependent upon the continued efforts of senior management. The loss of the services of any of the members of senior management could have a substantial adverse effect on the Company's ability to achieve its objectives.

WEATHER CONDITIONS

         The Company's success in certain of its primary markets, such as the agricultural market or the market for outerwear, could be adversely affected by weather conditions.

GENERAL ECONOMIC CONDITIONS

         Demand for the Company's products could be adversely affected by a downturn in the economy.

CUSTOMER CONCENTRATION

         In fiscal 1997, no single customer accounted for greater than ten percent of the Company's sales. However, the top five customers in the Sewn Products segment accounted for more than two-thirds of the sales in that segment. The loss of one or more of these customers could materially adversely affect the Company's profitability.

SEASONALITY

         Some seasonality in demand exists for the Company's outerwear products, many of which are manufactured in spring/summer for summer/fall delivery. Sales to the agricultural market, including flow controls and plastic tanks, also experience some seasonality, with production occurring in the fall for winter/spring delivery. The resulting fluctuations in inventory and accounts receivable balances have required, and may in the future require, seasonal short-term financing.

SOUTH DAKOTA ANTI-TAKEOVER LAW; POTENTIAL ANTI-TAKEOVER EFFECT

         The Company is subject to South Dakota statutes regulating business combinations and restricting voting rights of certain persons acquiring shares of the Company, which may hinder or delay a change in control of the Company. In the event that any person makes a "control share acquisition" which results in such person acquiring more than certain designated percentages of the Company's shares, such person shall have voting rights as to such securities only if approved by both (i) holders of a majority of the voting power of all outstanding shares entitled to vote, including all shares held by the acquiring person; and (ii) holders of a majority of the voting power of all outstanding shares entitled to vote, excluding the shares held by the acquiring person. In addition, the Company may elect to redeem at fair market value the shares acquired in the control share acquisition if (i) the acquiring person does not timely deliver an information statement to the Company setting forth specified information or (ii) an information statement has been delivered but the shareholders have voted not to grant voting rights to such shares. Such restrictions may discourage acquisitions of blocks of the Company's shares and may have an anti-takeover effect.

SHARE PURCHASE RIGHTS PLAN

         The Company has a Share Purchase Rights Plan designed to protect the interests of its shareholders by preventing a potential acquiror from gaining control of the Company without offering a fair price to all shareholders. Under the Plan, each shareholder has one Right for each share of the Company's Common Stock owned. Each Right entitles the shareholder to purchase from the Company one share of the Company's Common Stock for a specified price. The Rights are not exercisable or transferable apart from the Common Stock until ten days after a person or group has acquired 20 percent or more, or makes a tender offer for 30 percent or more, of the Company's outstanding Common Stock. The Rights expire in March 1999 and are redeemable by the Company at $0.01 per Right prior to the date upon which they become exercisable, and in certain limited circumstances following such date. The Plan may discourage acquisitions of blocks of the Company's shares and may have an anti-takeover effect.


                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Common Stock by the Selling Shareholders.


                              SELLING SHAREHOLDERS

         The following table sets forth the number of shares of the Common Stock owned by the Selling Shareholders as of the date hereof and after giving effect to this offering. The Company will not receive any proceeds from the sale of the Common Stock by the Selling Shareholders.


                                                         Amount of
                                      Beneficial       Shares Offered       Beneficial
                                    Ownership Prior      by Selling      Ownership After
Name                                to the Offering     Shareholders       the Offering
-------------------------------    -----------------   --------------     -------------
Gary A. and Linda D. Glein               1.9%                 93,701           0.0%


         Gary A. Glein was the President, Chief Executive Officer and a director of Norcore Plastics Inc. Following consummation of the transactions described under "Plan of Distribution" below, he is the general manager of the operations formerly conducted as Norcore Plastics Inc., which operations are now part of the Company's Plastics business segment.


                              PLAN OF DISTRIBUTION

         The Shares were originally issued on January 8, 1997 in connection with the consummation of an Agreement and Plan of Merger dated January 7, 1997 (the "Agreement") among Norcore, the Selling Shareholders (formerly the sole shareholders of Norcore) and Norcore Acquisition Corp., a Washington corporation and wholly-owned subsidiary of the Company. Pursuant to the Agreement, Norcore merged with and into Norcore Acquisition Corp., and the 272 outstanding shares of common stock, $100.00 par value per share, of Norcore held by the Selling Shareholders were converted into the 93,701 shares of Common Stock being registered herewith, plus $1,000,000 cash. As a result of that merger, the name of Norcore Acquisition Corp. was changed to Norcore Plastics Inc. On January 27, 1997, Norcore Plastics Inc. was merged with and into Raven Industries, Inc.

         This Registration Statement is being filed by, and at the expense of, the Company pursuant to obligations contained in the Agreement and Plan of Merger. The Company agreed to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering the Shares within 30 days after January 8, 1997 and agreed to use its best efforts to cause such registration statement to be declared effective as soon as possible thereafter, and to use its best efforts to keep such registration statement effective until the Shares may be sold pursuant to Rule 144 under the Securities Act. The Company agreed to bear all expenses of such registration, including registration and filing fees, exchange or Nasdaq listing fees, fees of complying with federal and state securities laws, attorneys' and accountants' fees, and printing expenses.

         The Selling Shareholders agreed in the Agreement and Plan of Merger to sell no more than (i) one-third of the shares on or before January 8, 1998, or
(ii) two-thirds of the Shares on or before January 8, 1999. The Selling Shareholders are subject to no limitations on sale of the Shares after January 8, 1999.

         Subject to the preceding paragraph, the Shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market, or otherwise, at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (i) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker of dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (iii) an exchange distribution in accordance with the rules of such exchange; and (iv) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.


                            DESCRIPTION OF SECURITIES

         The Company's authorized capital stock consists of 100,000,000 shares of Common Stock, $1.00 par value per share. As of April 29, 1997, there were 4,837,550 shares outstanding.

         Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters on which shareholders are entitled or permitted to vote. Significant corporate transactions, such as amendments to the articles of incorporation, mergers, sales of assets and dissolution or liquidation require approval by the affirmative vote of the majority of the outstanding shares of Common Stock. Other matters to be voted upon by the holders of Common Stock normally require the affirmative vote of a majority of the shares present at the particular shareholders' meeting. The Company's officers and directors as a group beneficially own approximately 10.8% of the outstanding Common Stock of the Company, not including shares subject to options held by such persons.

         There is cumulative voting for the election of directors. Holders of Common Stock are entitled to receive ratably such dividends as may lawfully be declared by the Board of Directors out of funds legally available therefor and to share pro rata in any other distribution to the holders of Common Stock, including upon liquidation of the Company. Holders of Common Stock have no preemptive or subscription rights. There are no conversion rights, redemption rights, sinking fund provisions or fixed dividend rights with respect to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable.

         The Company has a Share Purchase Rights Plan designed to protect the interests of its shareholders by preventing a potential acquiror from gaining control of the Company without offering a fair price to all shareholders. See "Risk Factors -- Share Purchase Rights Plan."


                                  LEGAL MATTERS

         Certain legal matters in connection with the validity of the securities offered hereby will be passed upon for the Company by Maslon Edelman Borman & Brand, a Professional Limited Liability Partnership, Minneapolis, Minnesota.


                                     EXPERTS

         The consolidated financial statements of Raven Industries, Inc. as of January 31, 1997, 1996 and 1995, and for the years then ended incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given the authority of that firm as experts in accounting and auditing.


                              AVAILABLE INFORMATION

         This Prospectus is part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") which the Company has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act relating to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

         The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information as well as the Registration Statement and Exhibits of which this Prospectus is a part filed by the Company may be inspected and copied at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, as well as at the following Regional Offices: 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Commission by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. In addition, the Commission maintains a Web site that contains reports, proxy and information regarding registrants, such as the Company, that file electronically with the Commission. The address of this Web site is: http://www.sec.gov. Material filed by the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street N.W., Washington, D.C. 20006.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997, filed by the Company with the Commission, is incorporated in this Prospectus by reference and made a part hereof.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering described herein, shall be deemed to be incorporated by reference in this Prospectus from the respective dates those documents are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been, or may be, incorporated in this Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to Raven Industries, Inc., 205 East Sixth Street, P.O. Box 5107, Sioux Falls, SD 57117-5107,
Attention: David A. Christensen, President and Chief Executive Officer.


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Section 47-2-58.2 of the South Dakota Business Corporation Act ("SDBCA") permits the Company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding if that person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. In the case of an action or suit by or in the right of the Company, no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of such duty to the Company unless and only to the extent that the court in which such action or suit was brought determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


-------------------------------------------------------------------------------


NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

TABLE OF CONTENTS                                       PAGE

PROSPECTUS SUMMARY.........................................2

RISK FACTORS...............................................5

USE OF PROCEEDS............................................6

SELLING SHAREHOLDERS.......................................6

PLAN OF DISTRIBUTION.......................................6

DESCRIPTION OF SECURITIES..................................8

LEGAL MATTERS..............................................9

EXPERTS....................................................9

AVAILABLE INFORMATION......................................9

INCORPORATION OF CERTAIN DOCUMENTS
     BY REFERENCE.........................................10

DISCLOSURE OF COMMISSION POSITION ON
     INDEMNIFICATION FOR SECURITIES ACT
     LIABILITIES..........................................10



-------------------------------------------------------------------------------



                             RAVEN INDUSTRIES, INC.


                                  93,701 SHARES
                                       OF
                                  COMMON STOCK




                              ---------------------

                                   PROSPECTUS
                              ---------------------





                                   MAY , 1997






-------------------------------------------------------------------------------




                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and fees, are set forth in the following table:


SEC registration fee....................................              $   639
Legal fees and expenses.................................                5,000
Printing and engraving expense..........................                  500
Transfer agent fees and expenses........................                  500
Accounting fees and expenses............................                2,000
Miscellaneous...........................................                  400
                                                                      -------

Total...................................................               $9,039
                                                                       ======


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is governed by the South Dakota Business Corporation Act ("SDBCA"), Section 47-2-58.2, which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding if that person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of such duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

         Section 47-2-58.7 of the SDBCA allows a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the SDBCA.

         Section 47-2-58.8 of the SDBCA provides that a corporation's articles of incorporation may include a provision eliminating or limiting the personal liability of directors for monetary damages for breach of fiduciary duty as a director, if such provision does not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for any transaction from which the director derived an improper personal benefit. As permitted by
Section 47-2-58.8 of the SDBCA, Article Eighth of the Articles of Incorporation of the Company provide that no director shall be personally liable to the Company or any shareholder for monetary damages for breach of fiduciary duty as a director, except that a director shall be liable to the extent provided by applicable law for (i) breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) any violation of Sections 47-5-15 to 47-5- 19, inclusive, of the SDBCA, (iv) any transaction from which the director derived an improper personal benefit, or (v) any act or omission occurring prior to the effectiveness of said Article Eighth.


ITEM 16. EXHIBITS.


       EXHIBIT    DESCRIPTION OF DOCUMENT

         5 Opinion of Maslon Edelman Borman & Brand, a Professional Limited Liability Partnership.

         23(1)    Consent of Coopers & Lybrand L.L.P.

         23(2) Consent of Maslon Edelman Borman & Brand, a Professional Limited Liability Partnership (included in Exhibit 5).

         24       Power of Attorney (included on pages II-5 and II-6).


ITEM 17.  UNDERTAKINGS.

(a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sioux Falls, State of South Dakota, on May 1, 1997.

                                RAVEN INDUSTRIES, INC.
                                 Registrant

                                By: /S/ DAVID A. CHRISTENSEN
                                    Name:  David A. Christensen
                                    Title: President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David A. Christensen and Arnold J. Thue, each or either of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 1st day of May, 1997 by the following persons in the capacities indicated:

SIGNATURE                                   TITLE

/s/ David A. Christensen              President and Director
David A. Christensen                  (principal executive officer)

/s/ Arnold J. Thue                    Vice President, Finance, Secretary and
Arnold J. Thue                        Treasurer (principal financial and
                                      accounting officer)

                                      Director
Conrad J. Hoigaard

                                      Director
John C. Skoglund

                                      Director
Mark E. Griffin

/s/ Kevin T. Kirby                    Director
Kevin T. Kirby

/s/ Anthony W. Bour                   Director
Anthony W. Bour

/s/ Thomas S. Everist                 Director
Thomas S. Everist



                                  EXHIBIT INDEX



  EXHIBIT    DESCRIPTION OF DOCUMENT                                       PAGE
  -------    -----------------------                                       ----

    5 Opinion of Maslon Edelman Borman & Brand, a Professional Limited Liability Partnership.

   23(1)    Consent of Coopers & Lybrand L.L.P.